SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2005:

Fund	Shareholder

GMO Alpha Only Fund	Evergreen Asset Allocation Fund

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund
GMO Alternative Asset Opportunity Fund	GMO World Equity Allocation Fund

GMO Core Plus Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Equity Fund	Evergreen Asset Allocation Fund

GMO Developed World Stock Fund	Baystate Health System Inc
GMO Developed World Stock Fund	Baystate Health System Inc Pension Trust

GMO Domestic Bond Fund	Evergreen Asset Allocation Fund

GMO Emerging Country Debt Share Fund	Sprint Corporate Master Trust
GMO Emerging Country Debt Share Fund	Fidelity Investments Institutional

GMO Emerging Markets Quality Fund	Evergreen Asset Allocation Fund

GMO Foreign Small Companies Fund	Virginia Retirement System

GMO Global Bond Fund	Fresno County Employees' Retirement Association
GMO Global Bond Fund	General Retirement System of The City Detroit

GMO Global Growth Fund	GMO Global Growth Fund

GMO Growth Fund	National Financial Services LLC

GMO Inflation Indexed Bond Fund	Evergreen Asset Allocation Fund

GMO International Growth Fund	Evergreen Asset Allocation Fund

GMO Intrinsic Value Fund	Corning Retirement Master Trust

GMO Real Estate Fund	Evergreen Asset Allocation Fund

GMO Short Duration Collateral Fund	GMO Core Plus Bond Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322

GMO Strategic Balanced Allocation Fund	The Loomis Institute

GMO Taiwan Fund	Pension Reserves Investment Trust

GMO Tax-Managed US Equity Fund	Northern Trust Co. FBO Edgar M Bronfman

GMO Tobacco-Free Core Fund	Memorial Sloan-Kettering Cancer Center

GMO U.S. Quality Equity Fund	Evergreen Asset Allocation Fund

GMO Value Fund	Ameriprise Trust Co.

GMO World Opportunity Equity Allocation Fund	The Hershey Foods Corporation Master Retirement Trust
GMO World Opportunity Equity Allocation Fund	A Rising Tide The Greater Kansas City Health Care Foundation

GMO World Opportunity Overlay Fund	GMO Core Plus Bond Fund

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2005 through August 31, 2005:

Fund	Shareholder

GMO Currency Hedged International Bond Fund	GMO Benchmark Free Allocation Fund
GMO Inflation Indexed Bond Fund	GMO Benchmark Free Allocation Fund
GMO International Disciplined Equity Fund	The Paul Hamlyn Foundation
GMO Value Fund	Nabank & Co
GMO World Opportunity Overlay Fund	GMO Currency Hedged International Bond Fund